UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 2, 2013

SELECT INCOME REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-35442	45-4071747
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 796-8303

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 5, 2013, Select Income REIT, or we, us or our, filed a Current Report on Form 8-K, or the Original Form 8-K, to report that a subsidiary of ours had acquired an office property consisting of one building located at 501 South 5th Street, Richmond, VA, with approximately 310,950 square feet, or the Property.  At that time, we indicated that financial statements were not required to be filed in connection with this acquisition because the Property was leased solely to a single tenant pursuant to a triple net lease.  On July 16, 2013, the Division of Corporation Finance of the Securities and Exchange Commission released updates to its Financial Reporting Manual, including revised guidance with respect to financial statements for acquisitions of single tenant, triple net leased properties that meet certain significance thresholds contained in Rule 3-14 of Regulation S-X.  In light of the updated guidance, we are amending the Original Form 8-K to include Item 9.01, which includes certain financial statements relating to the Property and certain pro forma financial information.

Item 9.01.  Financial Statements and Exhibits.

This Current Report on Form 8-K includes (i) the Statements of Revenues and Certain Operating Expenses of the Property for the year ended December 31, 2012 (audited) and the six months ended June 30, 2013 (unaudited), pursuant to the requirements of Rule 3-14 of Regulation S-X and (ii) unaudited pro forma financial data for Select Income REIT which gives effect to transactions we have completed since January 1, 2012, as if those transactions all occurred on and as of that date.

This historical and pro forma financial information is not necessarily indicative of the expected financial position or results of our operations for any future period.  Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on our existing leases or leases we may enter into during and after 2013, and for other reasons.

Neither we nor our affiliates are related to the seller of the Property. The historical financial statements listed in Item 9.01(a) present the results of operations of the Property during periods prior to their acquisition by us and exclude, as permitted by Rule 3-14 of Regulation S-X, items of revenue and expense which we expect may not be comparable to the expected future operation by us.  In assessing the Property, we considered its revenue sources, including those that have been affected, and are expected to be affected in the future, by factors including, but not limited to, demand, supply and competitive factors present in the local and national markets for single tenant, net leased properties and the ability of the tenant to make payments when due. We also considered the Property’s expenses including, but not limited to, utility costs, tax rates and other expenses, and the portion of such expenses which may be recovered from the tenant. Changes in these factors or other factors described in the notes to the pro forma data provided below will cause future operating results to differ from the historical and pro forma operating results presented, but cannot be predicted at this time; however, after reasonable inquiry, we are not currently aware of any other material factors relating to the Property that would cause the financial information reported herein not to be indicative of future operating results.

(a)  Financial Statements of Acquired Business.

Statements of Revenues and Certain Operating Expenses of 501 South 5th Street
Report of Independent Auditors	F-1
Statements of Revenues and Certain Operating Expenses for the Year Ended December 31, 2012 (audited) and the Six Months Ended June 30, 2013 (unaudited)	F-2
Notes to Statements of Revenues and Certain Operating Expenses	F-3

(b)  Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Financial Statements of Select Income REIT
Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-4
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2013	F-5
Unaudited Pro Forma Condensed Consolidated Statements of Income for the Year Ended December 31, 2012 and the Six Months Ended June 30, 2013	F-6
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	F-8

(d)  Exhibits

23.1        Consent of Ernst & Young LLP. (Filed herewith)

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer

Date: September 17, 2013

2

REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees of Select Income REIT:

We have audited the accompanying Statement of Revenues and Certain Operating Expenses of 501 South 5th Street, Richmond, VA for the year ended December 31, 2012, and the related notes to the Financial Statement.

Management’s Responsibility for the Financial Statement

Management is responsible for the preparation and fair presentation of the Statement of Revenues and Certain Operating Expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Statement of Revenues and Certain Operating Expenses that are free of material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the Statement of Revenues and Certain Operating Expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement of Revenues and Certain Operating Expenses is free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the Statement of Revenues and Certain Operating Expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the Statement of Revenues and Certain Operating Expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the Statement of Revenues and Certain Operating Expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the Statement of Revenues and Certain Operating Expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement of Revenues and Certain Operating Expenses referred to above presents fairly, in all material respects, the revenues and certain operating expenses described in Note 1 to the Financial Statement of 501 South 5th Street for the year ended December 31, 2012, in conformity with U.S. generally accepted accounting principles.

Basis of Accounting

As described in Note 1 to the Financial Statement, the Statement of Revenues and Certain Operating Expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K/A of Select Income REIT, and is not intended to be a complete presentation of 501 South 5th Street’s revenues and expenses. Our opinion is not modified with respect to this matter.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

September 17, 2013

501 South 5th Street

Statements of Revenues and Certain Operating Expenses

	Six Months Ended June 30, 2013	Year Ended December 31, 2012
	(unaudited)
Revenues:
Rental income	$5,715,529	$11,431,058
Tenant reimbursements	24,593	61,558
Total revenues	5,740,122	11,492,616

Other operating expenses	24,593	61,558

Revenue in excess of operating expenses	$5,715,529	$11,431,058

See accompanying notes.

501 South 5th Street

Notes to Statements of Revenues and Certain Operating Expenses

Year Ended December 31, 2012 and Six Months Ended June 30, 2013 (Unaudited)

1. Basis of Presentation

Foundry Park I, LLC, or the Seller, owned and operated 501 South 5th Street, a property located in Richmond, Virginia, or the Property, which is triple net leased to MeadWestvaco Corporation, or the Tenant. On June 21, 2013, Select Income REIT or we, us or our, signed a Purchase and Sale Agreement with the Seller. We acquired the Property and assumed all management and ownership responsibilities over it on July 2, 2013.

The accompanying statements of revenues and certain operating expenses have been prepared in accordance with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the statements are not representative of the actual operations for the periods presented as revenues and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Property, have been excluded. Such items include depreciation, amortization, management fees, interest expense and amortization of above and below market leases.

2. Summary of Significant Accounting Policies

Use of Estimates.  Preparation of these financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in the financial statements and related notes.  Actual results could differ from those estimates.

Revenue Recognition.  The Tenant lease is accounted for as an operating lease.  Rental income is recognized on a straight line basis over the term of the lease agreement when collectability is reasonably assured.  Straight line rent adjustments included in rental income on the statements of revenues and certain operating expenses totaled $955,925 for the year ended December 31, 2012, and $373,211 for the unaudited six month period ended June 30, 2013.

Reimbursement from Tenant.  Tenant recoveries related to reimbursement of certain insurance expense is recognized as revenue in the period the applicable expenses are incurred. The reimbursements are recognized and presented gross, as the Property is generally the primary obligor, has discretion in selecting the supplier and bears the associated credit risk.  The Tenant directly pays all other operating expenses related to the Property.

3. Leases

On January 11, 2007, Foundry Park I, LLC as lessor, entered into a non-cancelable operating lease, or the Lease, with the Tenant to occupy the Property commencing on January 1, 2010.  We assumed the Lease when we acquired the Property.  Future minimum rents under the lease in effect at December 31, 2012 are summarized as follows:

Year	Amount
2013	$10,684,636
2014	10,898,328
2015	11,116,295
2016	11,338,621
2017	11,565,393
Thereafter	67,902,763
$123,506,036

The Lease expires on June 30, 2023 and the Tenant has the option to extend the term for two separate, consecutive renewal periods of 5 years each.  Beginning on January 1, 2020, the Tenant has the ongoing right to terminate the Lease with respect to all or a portion of the premises by providing us with 365 days prior written notice of such election.  If the Tenant terminates the Lease, the Tenant must pay us an amount equal to the net present value (using a discount rate of 3%) of all rent due for the terminated space from the termination date to the expiration date of the Lease.

4. Subsequent Events

Subsequent events were evaluated through September 17, 2013, the date the financial statements were available to be issued.

SELECT INCOME REIT

Introduction to Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2013 reflects the financial position of Select Income REIT as if transactions completed in July 2013 described in the notes to the unaudited pro forma condensed consolidated financial statements were completed as of June 30, 2013. The unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2012 and for the six months ended June 30, 2013, present the results of our operations as if all the transactions described in the notes to the unaudited pro forma condensed consolidated statements of income were completed on January 1, 2012. These unaudited pro forma condensed consolidated financial statements should be read in connection with our financial statements for the six months ended June 30, 2013 and the notes thereto included in our Quarterly Report on Form 10-Q filed on August 2, 2013 with the Securities and Exchange Commission, or the SEC, our financial statements for the year ended December 31, 2012, and notes thereto included in our Annual Report on Form 10-K filed on February 25, 2013 with the SEC and the financial statements of acquired business included in Item 9.01(a) of this Current Report on Form 8-K.

These unaudited pro forma condensed consolidated financial statements are provided for informational purposes only. Upon completion of the long term financing of these acquisitions, our financial position and results of operations may be significantly different than what is presented in these unaudited pro forma condensed consolidated financial statements. In the opinion of management, all adjustments necessary to reflect the effects of the transactions described in the notes to the unaudited pro forma condensed consolidated financial statements have been included.

The allocation of the purchase price of our July 2013 acquisition described in the notes to the unaudited pro forma condensed consolidated financial statements and reflected in these unaudited pro forma condensed consolidated financial statements is based upon preliminary estimates of the fair value of assets acquired and liabilities assumed. Consequently, amounts preliminarily allocated to assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of our financial position or our results of operations for any future period. Differences could result from numerous factors, including future changes in our portfolio of investments, changes in interest rates, changes in our capital structure, changes in property level operating expenses, changes in property level revenues, including rents expected to be received on our existing leases or leases we may enter into during and after 2013, and for other reasons. Consequently, actual future results are likely to be different from amounts presented in the unaudited pro forma condensed consolidated financial statements and such differences could be significant.

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of June 30, 2013

 (amounts in thousands, except share data)

		July 2013	July 2013
	Historical (A)	Acquisition (B)	Offering (C)	Pro Forma
ASSETS
Real estate properties:
Land	$691,796	$13,849	$—	$705,645
Buildings and improvements	754,985	109,823	—	864,808
	1,446,781	123,672	—	1,570,453
Accumulated depreciation	(56,023)	—	—	(56,023)
	1,390,758	123,672	—	1,514,430

Acquired real estate leases, net	98,440	19,928	—	118,368
Cash and cash equivalents	12,286	(301)	621	12,606
Restricted cash	42	—	—	42
Rents receivable, net of allowance for doubtful accounts of $690	45,919	—	—	45,919
Deferred leasing costs, net	5,589	—	—	5,589
Deferred financing costs, net	5,791	—	—	5,791
Due from related persons	141	—	—	141
Other assets	21,807	(14,360)	—	7,447
Total assets	$1,580,773	$128,939	$621	$1,710,333

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$235,000	$129,000	$(283,000)	$81,000
Term loan	350,000	—	—	350,000
Mortgage notes payable	27,471	—	—	27,471
Accounts payable and accrued expenses	19,346	—	—	19,346
Assumed real estate lease obligations, net	19,771	—	—	19,771
Rents collected in advance	5,762	—	—	5,762
Security deposits	9,635	—	—	9,635
Due to related persons	1,864	—	—	1,864
Total liabilities	668,849	129,000	(283,000)	514,849

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $0.01 par value: 75,000,000 shares authorized, 39,292,592 shares issued and outstanding, 49,792,592 pro forma shares issued and outstanding	393	—	105	498
Additional paid in capital	877,108	—	283,516	1,160,624
Cumulative net income	96,668	(61)	—	96,607
Cumulative other comprehensive loss	(56)	—	—	(56)
Cumulative common distributions	(62,189)	—	—	(62,189)
Total shareholders’ equity	911,924	(61)	283,621	1,195,484

Total liabilities and shareholders’ equity	$1,580,773	$128,939	$621	$1,710,333

See accompanying notes

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Year Ended December 31, 2012

(amounts in thousands, except per share data)

					Acquisitions
		Formation		December 2012	Through	July 2013	July 2013	Pro Forma
	Historical (A)	Transactions (D)	Term Loan (E)	Offering (F)	June 30, 2013 (G)	Acquisition (H)	Offering (I)	Adjustments		Pro Forma

Revenues:
Rental income	$105,559	$—	$—	$—	$43,207	$11,431	$—	$94	(J)	$160,291
Tenant reimbursements and other income	17,231	—	—	—	12,793	62	—	—		30,086
Total revenues	122,790	—	—	—	56,000	11,493	—	94		190,377

Expenses:
Real estate taxes	15,370	—	—	—	3,789	—	—	—		19,159
Other operating expenses	8,426	—	—	—	9,666	62	—	333	(K)	18,487
Depreciation and amortization	14,860	—	—	—	—	—	—	18,675	(L)	33,535
Acquisition related costs	2,470	—	—	—	—	—	—	(2,470	)(M)	—
General and administrative	8,203	—	—	—	—	—	—	3,333	(N)	11,536
Total expenses	49,329	—	—	—	13,455	62	—	19,871		82,717

Operating income	73,461	—	—	—	42,545	11,431	—	(19,777)		107,660

Interest expense	(7,565)	(1,182)	(706)	2,649	(827)	—	4,358	(9,108	)(O)	(12,381)
Equity in earnings of an investee	269	—	—	—	—	—	—	—		269
Income before income tax expense	66,165	(1,182)	(706)	2,649	41,718	11,431	4,358	(28,885)		95,549
Income tax expense	(290)	—	—	—	—	—	—	—		(290)
Net income	$65,875	$(1,182)	$(706)	$2,649	$41,718	$11,431	$4,358	$(28,885)		$95,259

Weighted average common shares outstanding	27,122							22,638	(P)	49,760

Net income per common share	$2.43									$1.91

See accompanying notes

SELECT INCOME REIT

Unaudited Pro Forma Condensed Consolidated Statement of Income

For the Six Months Ended June 30, 2013

(amounts in thousands, except per share data)

		Acquisitions
		Through	July 2013	July 2013	Pro Forma
	Historical (A)	June 30, 2013 (G)	Acquisition (H)	Offering (I)	Adjustments		Pro Forma

Revenues:
Rental income	$76,164	$1,226	$5,716	$—	$(98	)(J)	$83,008
Tenant reimbursements and other income	13,642	560	25	—	—		14,227
Total revenues	89,806	1,786	5,741	—	(98)		97,235

Expenses:
Real estate taxes	9,785	173	—	—	—		9,958
Other operating expenses	7,100	397	25	—	158	(K)	7,680
Depreciation and amortization	13,960	—	—	—	2,763	(L)	16,723
Acquisition related costs	689	—	—	—	(689	)(M)	—
General and administrative	5,676	—	—	—	424	(N)	6,100
Total expenses	37,210	570	25	—	2,656		40,461

Operating income	52,596	1,216	5,716	—	(2,754)		56,774

Interest expense	(7,252)	—	—	2,117	(1,269	)(O)	(6,404)
Equity in earnings of an investee	155	—	—	—	—		155
Income before income tax expense	45,499	1,216	5,716	2,117	(4,023)		50,525
Income tax expense	(80)	—	—	—	—		(80)
Net income	$45,419	$1,216	$5,716	$2,117	$(4,023)		$50,445

Weighted average common shares outstanding	39,285				10,500	(P)	49,785

Net income per common share	$1.16						$1.01

See accompanying notes

SELECT INCOME REIT

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(dollars in thousands, except share data)

Presentation of Historical Financial Statements

(A)                               We were organized as a Maryland real estate investment trust, or REIT, on December 19, 2011 as a wholly owned subsidiary of CommonWealth REIT, or CWH. On February 16, 2012, CWH contributed 251 properties to us with a total of approximately 21.4 million rentable square feet. In return, we issued to CWH: (i) 22,000,000 common shares (including 1,000 common shares initially issued to CWH on December 21, 2011 in connection with our formation); and (ii) a $400,000 demand promissory note, or the CWH Note.

On March 6, 2012, we priced our initial public offering, or IPO, of 8,000,000 common shares. The sale of these shares and an additional 1,200,000 of our common shares pursuant to the exercise in full of our IPO underwriters’ option to purchase additional shares closed on March 12, 2012, or the Closing Date, and we became a public company. We used the net proceeds from the IPO and borrowings under our revolving credit facility to repay in full the CWH Note. Our unaudited pro forma condensed consolidated financial statements are presented as if we were a legal entity separate from CWH at all times for the periods presented, despite our not being in existence until December 19, 2011 and the fact that thereafter we were a wholly owned consolidated subsidiary of CWH until March 12, 2012.

As of June 30, 2013, we owned 272 properties with approximately 25.4 million rentable square feet. The historical condensed consolidated financial statements include our accounts and the accounts of our subsidiaries.

Unaudited Pro Forma Condensed Consolidated Balance Sheet Adjustments

(B)                               Represents the effect of our July 2013 acquisition. As of June 30, 2013, we had funded a deposit of $14,360 in connection with this acquisition, which was applied for pro forma purposes, and we funded the remainder of the purchase price with cash on hand and borrowings under our revolving credit facility. Estimated acquisition costs totaled $143, including $61 of costs incurred after June 30, 2013. Purchase price allocations are estimated for pro forma purposes and actual allocations could change significantly. The estimated pro forma purchase price allocation is as follows:

							Acquired
		Number of	Square	Purchase		Building and	Real Estate
Date	Location	Properties	Feet	Price (1)	Land	Improvements	Leases
July 2013	Richmond, VA	1	310,950	$143,600	$13,849	$109,823	$19,928

(1)             Purchase price excludes acquisition costs.

(C)                               Represents the July 2013 sale of 10,500,000 of our common shares in a public offering at a price of $28.25 per share and the application of the net proceeds from such offering of approximately $283,621 to repay borrowings under our revolving credit facility and to increase our cash positions.

Unaudited Pro Forma Condensed Consolidated Statements of Income Adjustments

(D)                               Represents the net effect of our formation and IPO. We issued a total of 31,200,000 common shares as described in Note (A) above and incurred interest expense related to borrowings under our revolving credit facility. Interest expense is calculated as follows:

For the
Year Ended
12/31/12
Revolving Credit Facility
Initial borrowings	$227,000
Weighted average revolving credit facility interest rate (1)	1.54%
Interest Expense	$3,496
Add: Annual facility fee (0.30% of a $500,000 loan commitment) (2)	1,500
Add: Annual amortization of deferred financing fees	1,033
Add: Annual administrative fees	50
Total interest expense	6,079
Percent of annual days adjusted	19.5%
Total interest expense pro forma adjustment	$1,182

(1)             Revolving credit facility weighted average interest rate for the period from the Closing Date to December 31, 2012. A change in the interest rate by plus or minus 1/8th of a percent would increase or decrease, respectively, our annual revolving credit facility interest expense by approximately $284.

(2)             In February 2013, we partially exercised our option to increase the revolving credit facility loan commitment to $750,000.

(E)                                Represents the net effect on interest expense related to our five year $350,000 term loan which closed on July 12, 2012 and the application of the net proceeds to repay amounts outstanding on our revolving credit facility. Interest expense includes term loan interest, plus $2,242 of deferred financing costs amortized over the five year term, less interest expense savings under our revolving credit facility (excluding revolving credit facility fees and deferred financing cost amortization).

Pro Forma Interest Expense Calculation

For the
Year Ended
12/31/12
Term Loan
Principal amount outstanding	$350,000
Weighted average term loan interest rate (1)	1.78%
Interest expense before amortization of deferred financing fees	6,230
Add: Annual amortization of deferred financing fees	448
Total term loan interest expense	6,678
Percent of annual days adjusted	52.9%
Total adjusted term loan interest expense	3,533

Revolving Credit Facility
Revolving credit facility borrowing repaid by term loan	347,000
Weighted average revolving credit facility interest rate (2)	1.54%
Percent of annual days adjusted	52.9%
Forgone interest expense	2,827
Total interest expense pro forma adjustment	$706

(1)             Term loan weighted average interest rate for the period from July 12, 2012 to December 31, 2012. A change in the interest rate by plus or minus 1/8th of a percent would increase or decrease, respectively, our annual term loan interest expense by approximately $438.

(2)             Revolving credit facility weighted average interest rate for the period from the Closing Date to December 31, 2012.

(F)                                 Represents the December 2012 sale of 8,050,000 of our common shares in a public offering, including 1,050,000 common shares issued when the underwriters exercised in full their option to purchase additional shares, at a price of $24.00 per share. Interest savings is calculated assuming $182,000 of the net proceeds from the offering were used to repay amounts outstanding under our revolving credit facility at the weighted average interest rate for the period from the Closing Date to December 31, 2012 of 1.54%. A change in the interest rate by plus or minus 1/8th of a percent would increase or decrease, respectively, our annual interest expense savings by approximately $228.

(G)                               Represents the revenues and certain operating expenses of properties we acquired from the Closing Date to June 30, 2013 for an aggregate purchase price of $596,333, including the assumption of $26,000 of mortgage debt and excluding acquisition costs. Pro forma adjustments are based upon historical results, except that, for pro forma purposes, we have assumed that leases with the prior owners that were signed immediately following the acquisition of the Provo, UT, Huntsville, AL and Addison, TX properties were in place as of January 1, 2012. Interest expense consists of interest payments due under the existing debt assumed ($7,500 of debt at an interest rate of 5.689% and $18,500 of debt at an interest rate of 5.95%).

(H)                              Represents the revenues and certain operating expenses for the period indicated of the July 2013 acquisition described in Note (B). Pro forma adjustments are based on historical results.

(I)                                   Represents the effect of the offering described in Note (C). Interest savings is calculated assuming $283,000 of the net proceeds from the offering were used to repay amounts outstanding under our revolving credit facility. The interest rate used to calculate interest savings for the year ended December 31, 2012 is the weighted average interest rate for the period from the Closing Date to December 31, 2012, or 1.54%. The interest rate used to calculate interest savings for the six months ended June 30, 2013 is the weighted average interest rate for the six months ended June 30, 2013, or 1.50%. A change in the interest rate by plus or minus 1/8th of a percent would increase or decrease, respectively, our annual interest expense savings by approximately $354.

(J)                                   Represents the effect on rental income of the non-cash straight line rent adjustments and the non-cash amortization of above and below market leases for the properties described in Notes (G) and (H). We amortize capitalized acquired above and below market lease values as a reduction or an increase, respectively, to rental income over the remaining terms of the leases. The change in rental income is as follows:

	For the Six	For the
	Months Ended	Year Ended
	6/30/13	12/31/12
Non-cash, straight line rent adjustments as if the acquisitions described in
Notes (G) and (H) occurred on January 1, 2012	(91)	664
Non-cash, net above and below market lease amortization	(7)	(570)
	(98)	94

(K)                              Represents the effect on other operating expense related to the properties described in Notes (G) and (H) based on our contractual obligations under our property management agreement with Reit Management & Research LLC, or RMR.

(L)                                Represents the effect on depreciation and amortization expense related to the properties described in Notes (G) and (H). We depreciate our real estate investments on a straight line basis over estimated useful lives ranging up to 40 years.  We amortize the value of capitalized acquired in place leases, exclusive of the value of acquired above market and below market lease values, on a straight line basis over the terms of the associated leases.

(M)                            Adjustment to eliminate non-recurring acquisition related costs incurred in connection with the acquisition of the properties described in Notes (G) and (H).

(N)                               Represents the effect on general and administrative expenses related to the properties described in Notes (G) and (H). General and administrative expense adjustments are based on our contractual obligation under our business management agreement with RMR.

(O)                              Adjusts interest expense for the properties described in Notes (G) and (H) assuming these acquisitions had occurred on January 1, 2012 and were financed using borrowings under our revolving credit facility. The interest rate used to calculate the pro forma adjustment for the year ended December 31, 2012 is the weighted average interest rate for the period from the Closing Date to December 31, 2012, or 1.54%. The interest rate used to calculate the pro forma adjustment for the six months ended June 30, 2013 is the weighted average interest rate for the six months ended June 30, 2013, or 1.50%. A change in our variable interest rate by plus or minus 1/8th of a percent would increase or decrease, respectively, our annual pro forma acquisitions related interest expense by approximately $890.

(P)                                 Adjusts our weighted average common shares outstanding as if the common shares issued and sold in connection with our formation described in Note (A), the common shares sold in our December 2012 public offering described in Note (F) and the common shares sold in our July 2013 public offering described in Note (C) were outstanding as of January 1, 2012.